                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                             Lancer Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219





April 16, 2002


Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 15, 2002 at 9:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes electing seven directors of the Company, and transacting such other matters as may properly come before the Meeting or any adjournments thereof.

Directors and officers of the Company, as well as a representative of the Company's independent auditors, will be present at the annual meeting to respond to any questions that you may have.

The Company's Board of Directors believes that a favorable vote on the matter to be considered at the Meeting is in the best interest of the Company and its shareholders and unanimously recommends a vote "FOR" such matter. Accordingly, we urge you to review the accompanying material carefully, and to sign, date and return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

Sincerely,



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 15, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company" or "Lancer") will be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 15, 2002 at 9:30 a.m., local time. A form of Proxy and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

  1. The election of a Board of Directors consisting of seven directors for the ensuing year; and

  2. Such other matters as may properly come before the Meeting or any adjournments thereof.

The close of business on March 29, 2002 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting shall be open to the examination of any shareholder during ordinary business hours at the Company's Corporate Headquarters, 6655 Lancer Blvd., San Antonio, Texas 78219.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY.

By Order of the Board of Directors



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

San Antonio, Texas
April 16, 2002

                               LANCER CORPORATION
                                6655 Lancer Blvd.
                            San Antonio, Texas 78219

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2002


THE PROXY

This Proxy Statement is being furnished to shareholders of Lancer Corporation (the "Company" or "Lancer") in connection with the solicitation of Proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 15, 2002, at 9:30 a.m., local time, or at such other time and place to which the Meeting may be adjourned. The enclosed Proxy is solicited by the Board of Directors of the Company. Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

The Proxy may be revoked at any time by providing written notice of such revocation to Lancer Corporation, P.O. Box 11214, New York, NY 10203-0214. This notice must be received prior to 5:00 p.m., local time on May 1, 2002. If notice of revocation is not actually received by such date, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person.

The address of the principal executive offices of the Company is 6655 Lancer Blvd., San Antonio, Texas 78219. This Proxy Statement and enclosed Proxy are first being mailed to shareholders on or about April 16, 2002.

RECORD DATE AND VOTING SECURITIES

The record date for determining the shareholders entitled to vote at the Meeting is the close of business on March 29, 2002 (the "Record Date"), at which time the Company had issued and outstanding 9,326,101 shares of Common Stock, par value $.01 per share (the "Common Stock"), which class of stock constitutes the only outstanding securities of the Company entitled to vote at the Meeting.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. The approval of all proposals requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by Proxy at the Meeting. Neither the Company's Articles of Incorporation nor Bylaws provide for cumulative voting.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. Because matters to be voted upon at the meeting must be approved by a vote of the holders of a majority of the shares of the Company present at the meeting in person or by proxy, any abstention (including broker non-votes) on any matter will have the effect of and be counted as a "no" vote.

ACTIONS TO BE TAKEN AT THE MEETING

All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted FOR (i) the election of the seven persons named under "Election of Directors" of the Company; and (ii) at the discretion of the proxy holders, any other matter that may properly come before the Meeting or any adjournment thereof. The Board of Directors of the Company unanimously recommends a vote "FOR" the proposal described in this Proxy.

PROPOSAL I - ELECTION OF DIRECTORS

There are seven directors to be elected. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election unless otherwise instructed. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors, if elected. In case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. To be elected, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, at the Meeting. Each nominee elected will serve as director for the ensuing year and until his or her successor shall have been duly qualified and elected.

The nominees are as follows:

Name                                Age        Position
------------------------------   ---------   -----------------------------------

Alfred A. Schroeder (1)              65      Chairman of the Board
George F. Schroeder (1)              62      President, Chief Executive Officer
                                             and Director
Walter J. Biegler (2)                60      Director
Jean M. Braley (3)                   72      Director
Norborne P. Cole, Jr. (2)(3)         60      Director
Olivia F. Kirtley (2)                51      Director
Richard C. Osborne (3)               58      Director

(1) Alfred A. Schroeder and George F. Schroeder are brothers. No other nominee is related by blood, marriage or adoption to another nominee or to any executive officer of the Company or its subsidiaries.

(2)  Member of the Audit Committee

(3)  Member of the Compensation Committee

Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. George F. Schroeder is a co-founder of the Company and has served as its President, Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning, marketing, overall production management and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Walter J. Biegler has served as a director of the Company since 1985. Mr. Biegler is a private investor. From 1991 until 1998, he was Chief Financial Officer of Periodical Management Group, Inc., a San Antonio, Texas distributor of periodicals, books and specialty items in the United States, Mexico and the Virgin Islands. Prior to November 1991, he served as the Chief Financial Officer and Senior Vice President-Finance of La Quinta Motor Inns, Inc. of San Antonio, Texas, a national hotel chain.

Ms. Jean M. Braley has served as a director of the Company since 1976. She served as Secretary of the Company from 1982 to 1985. Ms. Braley has been a private investor since 1985. She is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Norborne P. Cole, Jr. has served as a director of the Company since 2001. He has been a consultant since 1998. From 1994-1998, Mr. Cole was Managing Director/CEO of Coca-Cola Amatil in Sydney, Australia. From 1991-1994, Mr. Cole was President and CEO of Coca-Cola Bottling, SA in Paris, France. From 1989-1990, he was Regional Manager of Coca-Cola Benelux + Denmark. Mr. Cole held a number of positions with The Coca-Cola Company and Coca-Cola bottlers from 1966 to 1989.

Ms. Olivia F. Kirtley has served as a director of the Company since 1999. She is a Certified Public Accountant, and is currently Chair of the Board of the American Institute of Certified Public Accountants (AICPA) Board of Examiners, which oversees the uniform CPA Examination for the United States. The AICPA is the national professional organization for over 350,000 CPAs in business and industry, public practice, government and education. From 1998-1999, Ms. Kirtley served as Chair of the AICPA. Until 2000, Ms. Kirtley was Vice President of Vermont American Corporation, a leading global manufacturer and marketer of power tool accessories, headquartered in Louisville, Kentucky. Ms. Kirtley was with Vermont American over 20 years and held the positions of Chief Financial Officer, Treasurer and Director of Tax. Ms. Kirtley has served on the Board of Directors of Res Care, Inc. since 1998. She has served on the Board of Directors of Alderwoods Group, Inc. since 2002.

Mr. Richard C. Osborne has served as a director of the Company since 2001. He has been a private equity investor since 2000. From 1989-1999, Mr. Osborne served as Chairman, Chief Executive Officer and President of Scotsman Industries, a manufacturer of beverage dispensing equipment, ice machines, display cases, walk-in coolers and refrigeration equipment. He worked in a variety of positions with Scotsman from 1979-1989. Prior to joining Scotsman, Mr. Osborne worked with The Pillsbury Company and General Motors.


BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a periodic basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met five times during the 2001 fiscal year. During such period, each member of the Board participated in at least 75% of all Board and applicable Committee meetings.

All directors of the Company are elected annually. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors. During 2001, the Board of Directors of the Company maintained an Audit Committee and a Compensation Committee. The members of the Audit Committee were Olivia F. Kirtley, Walter J. Biegler, and Norborne P. Cole, Jr. The Audit Committee met seven times in 2001. The members of the Compensation Committee were Richard C. Osborne, Jean M. Braley, and Norborne P. Cole, Jr. No member of the Compensation Committee was an executive officer of the Company. The Compensation Committee met three times in 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 19, 2001, regarding the beneficial ownership of common stock of Lancer by each person known by Lancer to own 5% or more of the outstanding shares of each class of Lancer's Common Stock, each director of Lancer, each nominee for Director, each executive officer of the Company named in the Summary Compensation Table set forth in this proxy, and the directors and executive officers of Lancer as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.



                                                   Number of Shares
Name of Beneficial Owner and Number                of Common Stock           Percent of
of Persons in Group                                Beneficially Owned           Class
Alfred A. Schroeder (1)(2)                               1,220,450                 12.8
George F. Schroeder (1)(3)                               1,329,184                 14.0
Walter J. Biegler                                            7,750                    *
Jean M. Braley (1)(4)                                      464,177                  4.9
Norborne P. Cole, Jr.                                        5,000                    *
Olivia F. Kirtley (5)                                      244,900                  2.6
Richard C. Osborne                                          10,000                    *
Mark L. Freitas (6)                                          9,200                    *
Christopher D. Hughes (7)                                   15,200                    *
Bedrock Management, L.P. (8)                               560,297                  5.9
Dimensional Fund Advisors, Inc. (9)                        543,649                  5.7
Greenbrier Partners, Ltd. (10)                             501,024                  5.3
All directors and executive officers
as a group (nine persons) (11)                           3,305,861                 34.8


*Less than 1%

(1) The mailing address for Mr. Alfred A. Schroeder, Mr. George F. Schroeder and Ms. Jean M. Braley is 6655 Lancer Blvd., San Antonio, Texas 78219.

(2) Includes 5,000 shares purchasable pursuant to options which are exercisable within the next 60 days. Includes 17,762 shares owned through the Company's 401K plan, and 85,828 shares held in trust for the benefit of Mr. Alfred A. Schroeder.

(3) Includes 447,525 shares held by trusts for the children of Mr. George F. Schroeder, of which Mr. George F. Schroeder is the trustee, includes 85,828 shares held in trust for the benefit of Mr. George F. Schroeder, and includes 5,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(4) Includes 265,318 shares held by the William V. Braley Estate Trust for which Ms. Braley serves as sole trustee.

(5) Includes 175,200 shares jointly owned with Ms. Kirtley's husband and 65,700 shares owned by Ms. Kirtley's husband. Also includes 4,000 shares owned by Ms. Kirtley's children, in which Ms. Kirtley has disclaimed any beneficial ownership.

(6) Includes 9,200 shares purchasable pursuant to options which are exercisable within the next 60 days.

(7) Includes 10,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(8) Based on information provided pursuant to a Schedule 13G jointly filed with the SEC on February 13, 2002, Bedrock Management L.P., James C. Smith, and James F. Gallivan, Jr., beneficially own and have dispositive and voting power with respect to 560,297 shares of Common Stock. Bedrock's mailing address is 8235 Douglas Avenue, Suite 420, Dallas, Texas 75225.

(9) Dimensional Fund Advisors, Inc. is an investment advisor whose mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10) Greenbrier Partners, Ltd. is an investment firm whose mailing address is 1901 N. Akard, Dallas, Texas 75201. Includes 13,500 shares held by Rowe Family Partnership, Ltd.

(11) Includes 29,200 shares purchasable pursuant to options which are exercisable within the next 60 days.



EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company:



Name                               Age               Position with the Company
--------------------------        -----             ----------------------------
Alfred A. Schroeder                 65               Chairman of the Board
George F. Schroeder                 62               President and CEO
Christopher D. Hughes               55               Chief Operating Officer
Richard N. Winter                   57               Chief Financial Officer
Mark L. Freitas                     41               Corporate Controller


Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. George F. Schroeder is a co-founder of the Company and has served as President, Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning, marketing, overall production management and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

Mr. Christopher D. Hughes, Chief Operating Officer, joined the Company in 2000. Prior to joining Lancer, Mr. Hughes worked for 17 years with Enodis Corporation and its predecessor entity, Scotsman Industries. He served in a variety of senior management positions with Enodis, including Vice President-Operations of Kysor Warren, President of Booth/Crystal Tips, President of Halsey Taylor, and Vice President-Operations of Scotsman Ice Systems. Prior to his association with Enodis, Mr. Hughes served as Vice-President-General Manager of Morrison-Knudsen's Central and Western Transit Operations, and as Vice President-Operations of Mooney Aircraft Corporation in Kerrville, Texas.

Mr. Winter joined the Company in April 2002. Prior to joining Lancer, he held the positions of Vice President/General Manager and Director of Finance over a five year period with SMTC Manufacturing Corporation, a contract manufacturer of electronic products. Prior to his tenure with SMTC, he held Vice President-Finance or President positions with electronics companies and aircraft manufacturers.

Mr. Mark L. Freitas joined Lancer in 1998 and serves as Corporate Controller. Before joining Lancer, Mr. Freitas worked for three years with Bausch & Lomb, Inc., as a Senior Corporate Auditor and Cost Manager, and ten years in public accounting with various firms.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are Olivia F. Kirtley (Chair), Walter J. Biegler, and Norborne P. Cole, Jr. The members satisfy the requirements, including those regarding independence, of the American Stock Exchange. The Committee met seven times in 2001.

The Audit Committee maintains a charter, and reviews the adequacy of the charter on an annual basis. In accordance with its charter, the Audit Committee has (i) reviewed and discussed the audited financial statements with Company management,
(ii) discussed with the Company's independent auditors, KPMG LLP, the matters relating to the conduct of the audit which are required to be discussed by Statement of Auditing Standards No. 61, and (iii) received from KPMG LLP disclosures regarding KPMG LLP's independence required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2001 fiscal year.

Olivia F. Kirtley
Walter J. Biegler
Norborne P. Cole, Jr.



AUDIT FEES

The aggregate fees for the audit of the Company's annual consolidated financial statements for the most recent fiscal year and the reviews of the consolidated financial statements included in the Company's Annual Report on Form 10-K for the 2001 fiscal year and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for the 2001 fiscal year were $301,000.



FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

There were no fees for professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the 2001 fiscal year.



ALL OTHER FEES

The aggregate fees for services rendered by KPMG LLP, other than the services covered in the two preceding paragraphs, for the 2001 fiscal year were $34,000. The principal non-audit services provided by KPMG LLP during the 2001 fiscal year were services related to tax compliance and strategy. The Audit Committee considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining such firm's independence.



COMPENSATION AND CERTAIN TRANSACTIONS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of three non-employee directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. The Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive and other officers of the Company and its subsidiaries. The Committee also administers the Company's stock option plans and awards long-term compensation in the form of stock options to executive officers and other eligible employees under such plans.

The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to increase profitability and shareholder value over time. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

In determining base salaries for executive and other officers, the Compensation Committee considers recommendations from the President and CEO of the Company. Annual cash bonuses are typically tied to performance targets approved by the Compensation Committee. Bonuses may also be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. The Compensation Committee determines the CEO's compensation based on the same criteria that it uses for other executive officers.

During 2001, the Company maintained a bonus program for executive officers and certain other employees. Awards were available for achieving goals relating to net sales, earnings before interest and taxes, net earnings per share, and cash flow. A small bonus was awarded to executive officers based on the Company's net sales reaching a specified level.

The Compensation Committee believes the base salaries and cash bonuses of its executive officers are set at the levels of comparable companies as measured by market capitalization. The Committee has embarked on a comprehensive review of the Company's compensation of its executive officers. As part of the review, the Committee has hired outside consultants to assure that the Company's compensation practices are competitive, and that they properly align individual rewards with desired Company performance.

Employees, including executive officers and non-employees of the Company or its affiliates, who are designated by the Compensation Committee (other than Committee members, who are ineligible to receive awards) are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over four years after the date of grant, and are contingent upon the optionee's continued employment with the Company. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. The Committee intends to make future grants as necessary to focus managers on increasing profitability and shareholder value. During 2001, the Committee granted options to buy 12,500 shares to both the Chairman of the Board and the President and Chief Executive Officer. The exercise price exceeded the market value of the Common Stock on the date of grant.

Federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. Certain performance-based compensation, however, is specifically exempt from such limitations. The Committee believes the compensation of its executive officers cannot always be based upon fixed formulas, and that the prudent use of discretion in determining compensation is in the best interest of the Company and its shareholders. In some cases, the Committee, in the exercise of such discretion, may approve executive compensation that is not fully deductible. However, the Company does not expect the limitations on deductibility to have a material impact on its financial condition.



COMPENSATION COMMITTEE

Richard C. Osborne
Jean M. Braley
Norborne P. Cole, Jr.



COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no compensation for serving as a director. Directors who are not employees of the Company receive a fee of $3,000 per quarter.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Michael E. Smith was a member of the Company's Board of Directors and Compensation Committee until May 2001. Mr. Smith is a principal shareholder and Executive Vice President of the insurance brokerage firm of Gosling & Sachse. The Company paid approximately $449,000, $441,000 and $390,000 in premiums in 2001, 2000 and 1999, respectively, for various insurance policies placed by or through Gosling & Sachse.



SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or to be paid by the Company to the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, and the Corporate Controller for services rendered in all capacities for the years ended December 31, 2001, 2000 and 1999.



                                                                                      Long Term
                                                                                    Compensation
                                                  ANNUAL COMPENSATION                  Awards
                                                  -------------------                  ------
                                                                              Other       Securities
                                                                              Annual      Underlying      All Other
                                     Year       Salary          Bonus     Compensation(1)   Options    Compensation(2)
Name/Title                                       ($)             ($)           ($)            (#)            ($)
-----------------------------------------------------------------------------------------------------------------------
Alfred A. Schroeder                  2001       230,763          2,008         6,372        12,500         226,550
Chairman of the                      2000       199,992              -         8,034             -         151,046
Board                                1999       199,992              -         7,810             -          97,595

George F. Schroeder                  2001       230,763          2,008         4,584        12,500         139,599
President & CEO                      2000       199,992              -         5,784             -          94,246
                                     1999       199,992              -         7,937             -          91,669

Christopher D. Hughes(3)             2001       200,132          1,740             -             -          26,890
Chief Operating Officer              2000        26,922              -             -        25,000               -

Mark L. Freitas                      2001       107,847            937         3,867             -               -
Corporate Controller


(1) These amounts reflect Company contributions to its profit sharing plan and 401K plan for the benefit of the Named Officers for the years indicated.

(2) These amounts include premiums paid for the benefit of the Named Officers for life insurance policies that commenced in 1994, amounts reimbursed for the payment of tax on the insurance-related compensation, and other taxable fringe benefits.

(3) Mr. Hughes joined the Company during 2000.

OPTION GRANTS DURING THE 2001 FISCAL YEAR

The following table discloses, for Alfred A. Schroeder and George F. Schroeder, information on Common Stock options of the Company ("Options") granted during the 2001 fiscal year. There are no other named executive officers who received options during 2001.



                          Individual Grants                                                        Option Value
                         -----------------------------------------------------------------------------------------------
                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                                                                              Stock Price Appreciation
                                                                                              for Option Term
                                                                                              --------------------------
                                   Number of       % of Total
                                   Securities      Options
                                   Underlying      Granted to      Exercise
                                   Options         Employees       Price        Expiration       5%           10%
Name/Title                         Granted(1)      in Fiscal Yr    ($/Sh)       Date             (2)          (2)
------------------------------------------------------------------------------------------------------------------------
Alfred A. Schroeder                    12,500        43.1%         $6.06        1/10/2006        $11,994      $34,973
Chairman of the Board

George F. Schroeder                    12,500        43.1%         $6.06        1/10/2006        $11,994      $34,973
President & CEO


(1) The recipients of the option grants listed in the table above are 40% vested in the grant as of the date of this proxy statement. The option is exercisable to the extent vested. The option is not transferable, other than by will or the laws of decent and distribution or pursuant to a qualified domestic relations order.

(2) The information in these columns illustrates the value that might be realized upon exercise of the options granted during fiscal year 2001 assuming the specified compound rates of appreciation of the Company's Common Stock over the term of the options. The potential realizable value columns of the foregoing table do not take into account certain provisions of the options providing for termination of the option following termination of employment or nontransferability.

OPTIONS EXERCISED DURING THE 2001 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table discloses, for the Chairman of the Board, the Chief Executive Officer, and the Named Executive Officers, information concerning options exercised during the fiscal year ended December 31, 2001, and the number and value of the options held at the end of fiscal year 2001 based upon the closing price of $5.00 per share of Common Stock on December 31, 2001.

                                                             Number of Securities
                                                            Underlying Unexercised      Value of Unexercised In-the Money
                                 Shares                        Options at FY-End                Options at FY-End
                                Acquired         Value            Exercisable/                     Exercisable/
Name/Title                     on Exercise      Realized          Unexercisable                    Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Alfred A. Schroeder                 0              0                113,875/                         $412,533/
Chairman of the                                                      10,000                          $      0
Board

George F. Schroeder                 0              0                113,875/                         $412,533/
President & CEO                                                      10,000                          $      0

Christopher D. Hughes               0              0                 10,000/                         $      0/
Chief Operating Officer                                              15,000                          $      0

Mark L. Freitas                     0              0                  7,800/                         $  1,680/
Corporate Controller                                                  6,200                          $  2,520

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors SmallCap 600 Index, and the Standard & Poors Specialized Manufacturing ("SPSM") Index for the five-year period ended December 31, 2001.

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each year for the Company, the Standard & Poors SmallCap 600 Index, and the SPSM Index is based on the stock price or composite index on December 31 of each year presented. The comparison assumes that $100 was invested in the Company's Common Stock and in each of the other two indices.




                                      [GRAPH]





                                     1996      1997      1998      1999      2000      2001
                                    -------   -------   -------   -------   -------   -------
Lancer Corporation                  $100.00   $ 84.66   $ 80.98   $ 34.05   $ 42.33   $ 36.81
Standard & Poors SmallCap 600       $100.00   $125.58   $123.95   $139.32   $155.76   $165.94
S & P Specialized Manufacturing     $100.00   $128.89   $111.86   $146.34   $127.73   $129.31


PROFIT SHARING PLAN

In 1991 the Company amended the non-contributory profit sharing plan it originally adopted in 1985 to comply with changes in the law. The amount of annual contributions made by the Company is at the discretion of the Board of Directors but may not exceed an amount equal to fifteen percent of the compensation paid or accrued during the year to all participating employees. Substantially all United States employees are eligible to participate. The Company's consolidated statements of income for the years ended December 31, 2001, 2000 and 1999 include contributions to the plan of $0.2 million, $0.5 million and $0.4 million, respectively.

CERTAIN TRANSACTIONS

Michael E. Smith served on the Company's Board of Directors until May 2001. Mr. Smith is a principal shareholder and Executive Vice President of the insurance brokerage firm Gosling & Sachse, has been the Company's insurance broker since 1981. The Company paid approximately $449,000, $441,000 and $390,000 in premiums for various insurance policies placed by or through Bailey-Gosling Associates, Inc. in 2001, 2000 and 1999, respectively, for which Mr. Smith's services were used in connection therewith.

Lancer Properties is a Texas general partnership that owns the land and building at 235 West Turbo in San Antonio, Texas where a portion of the Company's production operations are located. The Company leases the premises on a month-to-month basis for $6,600 per month. The Company also leases adjoining operating facilities at 257R West Turbo, from Lancer Properties on a month-to-month basis for $800 per month. The Company pays all maintenance expenses, property taxes, assessments and insurance premiums on these facilities. Alfred A. Schroeder, George F. Schroeder and Jean M. Braley, all of whom were directors of the Company during 2001, own 13.33%, 13.33% and 15%, respectively, of Lancer Properties. The William V. Braley Estate Trust, for which Mrs. Braley serves as sole trustee, also holds a 15% interest in the partnership.

As of December 31, 2001, Alfred A. Schroeder and George F. Schroeder were indebted to the Company for approximately $407,000 for cash advances received from the Company prior to 2001. This indebtedness is evidenced by promissory notes payable to the Company. $121,000 of this debt is payable in equal quarterly installments, plus accrued interest at the rate of 6.0% per annum, with the final such installment due December 16, 2002. The balance of the indebtedness accrues interest at a rate of 6.0% per annum, and is payable upon demand.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP ("KPMG") has acted as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2001. It is expected that a representative of KPMG will be present at the Meeting with an opportunity to make a statement if such representative so desires, and will be able to respond to appropriate questions by shareholders. The appointment of independent public accountants for the 2002 fiscal year will be made by the Board of Directors of the Company based upon a recommendation of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 2001 each of its executive officers, directors and persons who own more than ten percent of the Company's Common Stock filed all reports required by Section 16(a), except for late filings by Alfred A. Schroeder, Chairman, and George F. Schroeder, President and Chief Executive Officer, pursuant to grants of options to buy 12,500 shares of the Company's common stock.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Shareholders, such proposals must be received by the Company no later than December 17, 2002. Such proposals should be directed to Lancer Corporation, 6655 Lancer Blvd., San Antonio, Texas 78219, Attn: Chief Financial Officer. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2003 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company (i) receives notice of the proposal before the close of business on March 2, 2003, and advises shareholders in the Company's Proxy Statement about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal prior to the close of business on March 2, 2003.

OTHER BUSINESS

The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS

The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. Georgeson & Company Inc., New York, New York, will distribute proxy soliciting material to brokers, banks, and institutional holders and will request such parties to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson & Company Inc. an estimated fee of $2,000 for its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 accompanies this Proxy statement. The Annual Report is not deemed to be part of this Proxy Statement.

By order of the Board of Directors



/s/ GEORGE F. SCHROEDER
George F. Schroeder
President and Chief Executive Officer

San Antonio, Texas
April 16, 2002

                               LANCER CORPORATION

                2002 ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of LANCER CORPORATION, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2002 and hereby appoints George F. Schroeder and Alfred A. Schroeder or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Lancer Corporation to be held May 15, 2002 at 9:30 a.m., local time, at the Company's facility at 6655 Lancer Blvd., San Antonio, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued, and to be signed and dated, on the reverse side.)

                                         LANCER CORPORATION
                                         P.O. BOX 11214
                                         NEW YORK, N.Y. 10203-0214

                              DETACH PROXYCARD HERE
--------------------------------------------------------------------------------

 / /  SIGN, DATE AND RETURN THE             /X/
      PROXY CARD PROMPTLY USING     VOTES MUST BE INDICATED
      THE ENCLOSED ENVELOPE         (X) IN BLACK OR BLUE INK.


1.  ELECTION OF DIRECTORS

    FOR all nominees  / /   WITHHOLD AUTHORITY to vote    / /   *EXCEPTIONS  / /
    listed below            for all nominees listed below


Nominees:  Walter J. Biegler, Jean M. Braley, Norborne P. Cole, Jr., Olivia F.
           Kirtley, Richard C. Osborne, Alfred A. Schroeder, George F. Schroeder

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

                               To change your address, please mark this box. / /


                                        (This Proxy should be marked, dated
                                        and signed by the shareholder(s)
                                        exactly as his or her name appears
                                        hereon, and returned promptly in the
                                        enclosed envelope. Persons signing in
                                        a fiduciary capacity should so indicate.
                                        If shares are held by joint tenants
                                        both should sign.)

                         Date      Share Owner sign here    Co-Owner sign here
                        -------  ------------------------   --------------------

                        -------  ------------------------   --------------------